Exhibit 99.1

Armata Pharmaceuticals Announces Closing of $30 Million Secured Convertible Credit Agreement with Innoviva Strategic Opportunities LLC

MARINA DEL REY, Calif., January 10, 2023 – Armata Pharmaceuticals, Inc. (NYSE American: ARMP) (“Armata” or the “Company”), a biotechnology company focused on pathogen-specific bacteriophage therapeutics for antibiotic-resistant and difficult-to-treat bacterial infections, today announced that it has closed a secured convertible credit agreement (the “credit agreement”) with Innoviva Strategic Opportunities LLC, a wholly-owned subsidiary of Innoviva, Inc. (Nasdaq: INVA) (collectively, “Innoviva”), Armata’s largest shareholder. The gross proceeds to the Company from the transaction are $30 million, before deducting estimated transaction-related expenses payable by the Company.

Armata intends to use the net proceeds from this transaction to continue clinical development of AP-PA02 and AP-SA02. Additionally, these funds will finance the completion of an advanced biologics cGMP manufacturing facility with the technology and capacity to support production of complex multi-component phage therapeutics. When completed, Armata’s new manufacturing facility is expected to enable the Company to execute late-stage and registrational trials and create strategic partnership opportunities leveraging the Company’s core strength in advanced biologics manufacturing.

The credit agreement provides for a one-year term loan facility in an aggregate amount of $30 million at an interest rate of 8.0% per annum. Pursuant to the credit agreement, the balance on the loan, including all accrued and unpaid interest thereon, will convert into shares of Armata’s common stock upon the occurrence of a qualified financing. Any portion of the balance on the loan, including all accrued and unpaid interest thereon, may also be converted into shares of Armata’s common stock at Innoviva’s option once a registration statement covering the resale of such securities has been declared effective by the U.S. Securities and Exchange Commission (“SEC”). The loan is secured by substantially all of the assets of Armata and its domestic and foreign material subsidiaries. Armata has not issued any warrants in connection with the agreement.

About Armata Pharmaceuticals, Inc.

Armata is a clinical-stage biotechnology company focused on the development of pathogen-specific bacteriophage therapeutics for the treatment of antibiotic-resistant and difficult-to-treat bacterial infections using its proprietary bacteriophage-based technology. Armata is developing and advancing a broad pipeline of natural and synthetic phage candidates, including clinical candidates for Pseudomonas aeruginosa, Staphylococcus aureus, and other pathogens. Armata is committed to advancing phage with drug development expertise that spans bench to clinic including in-house phage specific GMP manufacturing.

Forward Looking Statements

This communication contains "forward-looking" statements, including, without limitation, statements related to Armata's bacteriophage development programs, Armata’s ability to set up or operate R&D and manufacturing facilities, Armata's ability to meet expected milestones, Armata's ability to be a leader in the development of phage-based therapeutics, Armata’s ability to continue to meet its loan covenants, and statements related to the timing and results of clinical trials, including the anticipated results of clinical trials of AP-PA02 and AP-SA02, and Armata's ability to develop new products based on bacteriophages and synthetic phages. Any statements contained in this communication that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements are based upon Armata's current expectations. Forward-looking statements involve risks and uncertainties. Armata's actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to the ability of Armata's lead clinical candidates, AP-PA02 and AP-SA02, to be more effective than previous candidates; Armata's ability to expedite development of AP-PA02; Armata's ability to advance its preclinical and clinical programs and the uncertain and time-consuming regulatory approval process; Armata's ability to develop products based on bacteriophages and synthetic phages to kill bacterial pathogens; the Company's expected market opportunity for its products; Armata's ability to sufficiently fund its operations as expected, including obtaining additional funding as needed; and any delays or adverse events within, or outside of, Armata's control, caused by the ongoing COVID-19 pandemic. Additional risks and uncertainties relating to Armata and its business can be found under the caption "Risk Factors" and elsewhere in Armata's filings and reports with the SEC, including in Armata's Annual Report on Form 10-K, filed with the SEC on March 17, 2022, and in its subsequent filings with the SEC.

Armata expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Armata's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Media Contacts:

At Armata:

Pierre Kyme

Armata Pharmaceuticals, Inc.

ir@armatapharma.com

310-665-2928 x234

Investor Relations:

Joyce Allaire

LifeSci Advisors, LLC

jallaire@lifesciadvisors.com

212-915-2569